EXHIBIT 23.2






                         CONSENT OF INDEPENDENT AUDITORS





Board of Directors
Mason-Dixon Bancshares, Inc.


         We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 1998, relating to the consolidated financial statements of the Rose Shanis Companies and subsidiaries incorporated by reference in Mason-Dixon Bancshares, Inc.'s Current Report on Form 8K filed on April __, 1998, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                       Sincerely,

                                       GRABUSH, NEWMAN & CO., P.A.



                                       /s/ Grabush, Newman & Co., P.A.



Baltimore, Maryland
April 3, 1998